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                                                                       Exhibit 5

                         [LATHAM & WATKINS LETTERHEAD]

                                LATHAM & WATKINS
                                ATTORNEYS AT LAW
                            53rd AT THIRD, SUITE 1000
                                885 THIRD AVENUE
                          NEW YORK, NEW YORK 10022-4802
                            TELEPHONE (212) 906-1200
                               FAX (212) 751-4864

                                   __________

                                  June 2, 1998

Computer Horizons Corp.
49 Old Bloomfield Avenue
Mountain Lakes, New Jersey  07046-1495



      Re:   Registration Statement on Form S-4
            Computer Horizons Corp.


Ladies and Gentlemen:

            In connection with the registration of 1,920,928 shares of common stock, par value $0.10 per share (the "Shares"), of Computer Horizons Corp., a New York corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-4 with respect to an exchange offer (the "Offer") to be made for the ordinary shares of 1 p. each in Spargo Consulting Plc ("Spargo") filed with the Securities and Exchange Commission (the "Commission") on May 22, 1998 (Registration No. 333-53381), as amended by Amendment No. 1 thereto, filed with the Commission on June 2, 1998 (together, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

            In rendering this opinion, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.
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LATHAM & WATKINS
Computer Horizons Corp.
June 2, 1998
Page 2



            In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

            We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or laws of any local agencies within any state.

            Subject to the foregoing, it is our opinion that the Shares have been duly authorized and, when issued and delivered in exchange for ordinary shares of Spargo in accordance with the terms of the Offer, will be validly issued, fully paid and nonassessable.

            We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                Very truly yours,



                              /s/ LATHAM & WATKINS
                              ---------------------------------
                                Latham & Watkins